                                                                     Exhibit 8.1



                       [Letterhead of Sullivan & Cromwell]



                                                                 March 10, 1999


SAI Deferred Compensation Holdings, Inc.,
     70 Pine Street,
          New York, New York 10270.

Ladies and Gentlemen:

     As counsel to SAI Deferred Compensation Holdings, Inc., we hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus which forms a part of the Registration Statement to which this opinion is filed as an exhibit, subject to the limitations set forth therein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Certain Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                          Very truly yours,


                                                      /S/ Sullivan & Cromwell